Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS SIGNS AGREEMENT TO ACQUIRE

FOLDER EXPRESS

Midlothian, September 25, 2013 — Ennis, Inc. (the “Company”), (NYSE: EBF), today announced that it has executed a definitive agreement to acquire the assets of Folder Express (www.folderexpress.com) from Wright Printing Company of Omaha, Nebraska. The closing, which is expected to be on or before September 30, 2013, is subject to the completion of normal pre-closing items. Folder Express will continue to operate at its current location in Omaha, Nebraska.

The business generated approximately $20 million a year in sales during the most recent calendar year and will continue to operate under the Folder Express brand name.

Keith Walters, Chairman, Chief Executive Officer and President of Ennis, Inc., commented by stating, “We are very pleased to add Folder Express to the Ennis family of brands. With our other folder operations in Michigan and California, this expands our geographic presence as well as significantly increasing our sales in folder products. Although these products are sold through our normal sales channel of independent distributors, Folder Express’ go to market strategy is differentiated from our other folder operations bringing many new customers. Overall we feel very excited to bring the Folder Express brand to our existing distributor channel while delivering Folder Express customers access to the entire Ennis network.”

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: print and apparel. The print segment manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products. The apparel segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through nine distribution centers located throughout North America.

Safe Harbor under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words

“anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2013. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com